EXHIBIT 10.2


                     GERBER SCIENTIFIC, INC.
          1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN,
        AS AMENDED AND RESTATED AS OF SEPTEMBER 12, 1997,
          AND AS FURTHER AMENDED ON SEPTEMBER 25, 1998

                           ARTICLE 1.
                           DEFINITIONS

1.1  Board shall mean the Board of Directors of the Company.
1.2  Code  shall  mean  the Internal Revenue  Code  of  1986,  as amended.
1.3  Common Stock shall mean the Common Stock of the Company.
1.4  Company shall mean Gerber Scientific, Inc., its Subsidiaries and their successors and assigns.
1.5 Deferment Agreement shall mean the Gerber Scientific, Inc. Agreement for Deferment of Directors Fees, dated October 13, 1995, as amended from time to time.
1.6 Deferred Shares Account shall mean an account for a Non-Employee Director to which all or portions of a Non-Employee Director's fees have been or are to be credited in the form of shares of Common Stock.
1.7 Director Fees shall mean all directors' fees, including annual retainer fees, regular and special meeting fees and committee fees, paid to the Non-Employee Directors by the Company each year.
1.8  Effective Date shall have the meaning ascribed to such
     term in Section 2.2 of the Plan.
1.9  Employee  shall mean any employee of the Company or  any  of its Subsidiaries.
1.10 Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
1.11 Fair Market Value shall mean, as applied to a specific date, the  closing  price for the Common Stock  on  such  date  as
     reported   in   the   New   York  Stock   Exchange-Composite
     Transactions by The Wall Street Journal, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. If the Common Stock is not  listed  and traded on the New York Stock Exchange,  the
     Fair Market Value shall mean, as applied to a specific date, the closing price for the Common Stock on such date as reported on such other principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or if the Common Stock is not listed on any such exchange, the highest closing bid quotation with
     respect   to  a  share  of  Common  Stock  on  the  National
     Association of Securities Dealers, Inc. Automated Quotations
     System.
1.12 Non-Employee Director shall mean any person who is a  member of  the Board, but who is not currently an Employee, nor has been an Employee during the preceding twelve-month period.
1.13 Option shall mean the right of an Optionee to purchase Common Stock in accordance with the provisions of this Plan.
     Such  options are intended to be nonqualified stock  options that are outside the scope of the provisions of Section  422 of the Code.
1.14 Option Agreement shall mean the agreement evidencing the grant of an Option entered into between the Optionee and the Company pursuant to Section 6.2 of the Plan.
1.15 Optionee  shall mean any Non-Employee Director who satisfies the  eligibility requirements of Section 3.1 of the Plan and
     is   entitled  to  receive  an  Option  under  the  Plan  in
     accordance with Section 6.1.
1.16 Option Price shall mean the price per share of Common  Stock to be paid by an Optionee upon exercise of an Option, as stated in the Option Agreement.
1.17 Permanent   Disability  shall  mean  "permanent  and   total
     disability" as provided in Section 22(e)(3) of the Code.
1.18 Plan shall mean the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan and any amendments thereto.
1.19 Subsidiary shall mean any present or future majority-owned United States subsidiary of the Company which meets the definition of a "subsidiary corporation" set forth in
     Section 424(f) of the Code, at the time of granting of the Option in question.

                           ARTICLE 2.
                             PURPOSE

2.1 Purpose. The Plan is intended to provide an incentive to Non-Employee Directors to encourage ownership of the Common Stock of the Company and to enable the Company to attract and retain qualified Non-Employee Directors whose services are considered important to the success of the Company.
2.2 Effective Date. The Effective Date of the Plan shall be the date of adoption of the Plan by the Board; provided, however, that the Effective Date of the provisions of
     Article 7 shall be the date the Board in its sole discretion, elects to implement the provisions of Article 7.

                           ARTICLE 3.
                           ELIGIBILITY

3.1 Persons Eligible. Any member of the Board who is not an Employee of the Company and has not been an Employee during the preceding twelve months shall be eligible to participate in the Plan. The selection of eligible Non-Employee Directors is not subject to the discretion of the Company or the Board.

                           ARTICLE 4.
              COMMON STOCK AVAILABLE UNDER THE PLAN

4.1 Maximum Number of Shares. The aggregate number of shares of Common Stock with respect to which Options may be granted
     under   the  Plan  shall  be  175,000  shares,  subject   to
     adjustment  as  provided in Section 4.3 of  the  Plan.   The
     aggregate number of shares of Common Stock which may be purchased under this Plan shall not exceed 250,000 shares of Common Stock.
4.2  Source  of  Shares.   The shares to be  issued  upon  either
     exercise of Options granted under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market.
4.3 Adjustment to Number of Shares. In the event that the number of outstanding shares of Common Stock is changed by reason of a split-up or combination or an exchange of shares or recapitalization or by reason of a stock dividend, merger, consolidation, reorganization, liquidation or the like, the number of shares for which Options may thereafter be granted under this Plan, the number of shares which may thereafter be purchased under this Plan, and the number of shares then subject to Options theretofore granted under this Plan and the price per share payable by the Optionee upon exercise of such Options, shall be adjusted proportionately so as to reflect such change. If any Option granted under the Plan shall terminate or expire, without having been exercised in full, or be canceled as to any shares, new Options may thereafter be granted covering such shares.
                           ARTICLE 5.
                   ADMINISTRATION OF THE PLAN

5.1  Committee.  The Plan shall be administered by the Board.
5.2  Powers.   All  matters concerning eligibility to participate
     in the Plan, the timing and amount of Options granted, the exercise price of such Options, the periods during which they may be exercised, and the term of any Option shall be determined in accordance with the provisions of the Plan, and  the  Board will have no discretion as to such  matters.
     All  other decisions relating to the administration  of  the
     Plan  shall  be  made  by  the  Board.   Any  determination,
     decision or action made or taken by the Board shall be final and binding on all parties.
5.3 Action by Board. A majority of the members of the Board shall constitute a quorum. All determinations of the Board shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made
     by  a majority vote at a meeting duly called and held.   The
     Board shall also have express authority to hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.
5.4  Indemnification.   Current and past  members  of  the  Board
     shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company's written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member's lack of good faith. Indemnification pursuant to this provision is subject to the condition that, upon the institution of any claim, action, suit or proceeding against such member, such member shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it
     on   such   member's   behalf.   The  foregoing   right   of
     indemnification shall not be exclusive of any other right to which such member may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such member harmless.
5.5  Reliance.   Each member of the Board, and each  officer  and
     Employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons. In no event shall any current or past member of the Board, or an officer or
     Employee   of   the  Company,  be  held   liable   for   any
     determination made or other action taken or any omission  to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.
5.6  Agents.   In  administering the Plan, the Board  may  employ
     accountants and counsel (who may be the independent auditors and outside counsel for the Company) and other persons to assist or render advice to it, all at the expense of the Company.

                           ARTICLE 6.
                 TERMS AND CONDITIONS OF OPTIONS

Each Option granted under the Plan shall be subject to the following terms and conditions:

6.1 Annual Grant of Options. Subject to the limitations on the number of shares of Common Stock set forth in Section 4.1, each person who is a Non-Employee Director on May 1 of each year (beginning May 1, 1993) shall automatically, and without further action by the Board, be granted an option to purchase 1,000 (3,000 on and after May 1, 1998) shares of Common Stock.
6.2 Option Agreement. A proper officer of the Company and each Optionee shall execute an Option Agreement which shall set forth the date of grant of the Option, the total number of shares of Common Stock to which such Option Agreement pertains, the Option Price, the time or times when the Option is exercisable, and the duration of the exercise period. The Option Agreement may also include such other terms, conditions, restrictions, and privileges as the Board in each instance shall deem appropriate, provided they are not inconsistent with the provisions set forth in Section
     5.2  regarding  those  matters not subject  to  the  Board's discretion.
6.3 Option Exercise Price. The price per share of Common Stock subject to an Option shall be one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date such Option is granted.
6.4 Exercise of Option. Options granted hereunder shall be exercisable immediately. An Option shall be exercised by
     (a) written notice to the Board of the intent to exercise the option with respect to a specified number of shares of Common Stock and (b) payment for such shares as specified in
     Section  6.7  of the Plan.  The Board may also  require  the
     Optionee to deliver a written representation as to his investment intent, as set forth in Section 9.2 of the Plan.
6.5 Sales of Stock Underlying Options. Except in the case of sales by an executor or administrator of the estate of a deceased Non-Employee Director, shares of Common Stock acquired through the exercise of an Option granted hereunder may not be disposed of until a date at least six months after the date of the grant of such Option as specified in the Option Agreement, unless such disposition would not otherwise result in liability under Section 16(b) of the Exchange Act.
6.6 Option Period. Each Option Agreement shall specify that the Option may be exercised not later than 10 years from the date of grant of such Option. Subject to Section 6.8 of the Plan, an Option may be exercised by an Optionee only while he remains a Non-Employee Director.
6.7 Payment of Option Price. Upon the exercise of an Option, the Option Price shall be paid in full in cash, provided, however, that an Optionee may, at the Optionee's discretion, in lieu of cash payment, deliver certificates and appropriate stock powers for shares of the Company's Common Stock that have been fully paid for and owned by the
     Optionee for at least thirty (30) days by the Optionee, valued at Fair Market Value on the date of exercise, as full or partial payment for the exercise price of any Option.
6.8 Termination of Directorship; Exercise Period Following Termination. A Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day on which he ceases to be a member of the Board for any reason whatsoever, including resignation, removal, failure to be re-elected, or death. In the event that the Non-Employee Director's directorship is terminated, an Option granted to him under the Plan and all of his rights thereunder shall wholly and completely terminate:(a) at the time the Non-Employee Director's directorship is terminated as a result of his removal from the Board for cause;(b) at the expiration of a period of five years following the termination of the Non-Employee Director's directorship if such termination occurs for any reason other than that specified in Subsection (a) above, but in no event later than the expiration date relating to such Option. In the event of the Non-Employee Director's death or permanent disability, an Option granted under the Plan may be exercised by the person designated by the Non-Employee Director or, if no such designation was made, by the proper legal representative of the Non-Employee Director. In the event of the death of a former Non-Employee Director within five years following his termination, an Option granted under the Plan may be exercised within the greater of (i) one year following the date of death or (ii) the remainder of the five-year period following the date of termination, but in no event later than the expiration date relating to such Option.
6.9 No Rights as Shareholder. No Optionee shall have any rights as a shareholder with respect to any shares of Common Stock subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.
6.10 Nontransferability of Options. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution; provided, however, that the designation of a beneficiary shall not constitute a transfer. During the lifetime of the Optionee, an Option shall be exercisable only by such Optionee or, if the Optionee is legally incompetent, by the Optionee's guardian or legal representative.

                           ARTICLE 7.
                          DIRECTOR FEES

This Article 7, and all the rights and obligations provided herein, shall be effective only if and when the Board elects to implement all of any portion of the provisions of this Article.

7.1 Election to Receive Director Fees in Shares of Common Stock in Lieu of Cash. Subject to the terms and conditions of this Plan, a Non-Employee Director may elect at any time to receive shares of Common Stock in lieu of all or a portion of the Director Fees that would otherwise be payable in cash. The election to receive stock in lieu of cash must be made prior to the calendar quarter in which the Non-Employee Director earns Director Fees. The number of shares (rounded to the nearest one-hundredth of a share) to be paid in lieu of cash shall be the quotient that results from the division of the dollar value of the Director Fees, or portion thereof, by the Fair Market Value of shares of Common Stock as of the date the fee is due and payable to the director. Except with respect to any shares the director has elected to defer pursuant to Section 7.2, certificates representing shares payable hereunder shall be delivered to the Non-Employee Director as soon as practicable after the Director Fees are due.
7.2 Deferrals of Director Fees. Subject to the terms and conditions of this Plan and the Deferment Agreement, a Non-Employee Director may elect to defer all or a portion of the Director Fees to be payable, in accordance with such election, in the form of shares of Common Stock. Such elections shall be made prior to January 1 of the year in which the Director Fees would be payable absent the election to defer in accordance with the terms of the Deferment Agreement.
7.3 Credit of Deferrals. A Non-Employee Director who has elected to defer shares under Section 7.2 shall receive a credit to his Deferred Shares Account for the number of shares payable in accordance with Sections 7.1 and 7.2. The timing of each credit under this section shall be as of the date the fee to which the credit relates would have become due and payable to the director had it not been for his election or elections hereunder.
7.4 Dividends. Each time a cash dividend is paid on the shares, a Non-Employee Director who has shares credited to his Deferred Shares Account shall receive a credit for such dividends on the dividend payment date to such Non-Employee Director's Deferred Shares Account. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such director's Deferred Shares Account as of the record date for the dividend and dividing the product by the Fair Market Value per share on the dividend payment date.
7.5 Payouts. Deferred Shares Accounts shall be paid out in full shares, provided, however, that, on the occasion of the payment of the final installment of shares to be made out of a Deferred Shares Account, fractional shares totaling less than a full share shall be rounded upwards to the next full share. Certificates representing shares credited to a Deferred Shares Account shall be delivered to the Non-Employee Director as soon as practicable following the termination of the deferral in accordance with the terms of the Deferment Agreement.
7.6 No Stock Rights. The deferral of shares into a Deferred Shares Account shall confer no rights upon the Non-Employee Director in whose name such account exists, as a shareholder of the Company or otherwise, with respect to the shares held in such Deferred Shares Account, but shall confer only the right to receive such shares credited as and when provided under the terms of the Deferment Agreement.

                           ARTICLE 8.
                    AMENDMENT AND TERMINATION

8.1 Amendment. The Board, without further approval of the shareholders, may amend the Plan in such respects as it may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would (a) materially increase the benefits accruing to the Non-Employee Directors; (b) materially increase the number of securities which may be issued under the Plan to the Non-Employee Directors; or (c) materially modify the requirements as to eligibility for participation in the Plan or (d) adversely affect the rights of participants to any shares theretofore credited to a Deferred Shares Account. No amendment shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option previously granted to him under the Plan.
8.2 Termination. Unless terminated sooner, the Plan shall remain in effect for ten (10) years, ending on the tenth anniversary of the Effective Date, nor shall any compensation payable to a Non-Employee director be payable in shares under this Plan after such anniversary. The
     Board, without further approval of the shareholders, may terminate the Plan at any time; provided, however, that termination: (i) shall not alter or impair any rights of Optionees under Options previously granted under the Plan without the Optionee's (or his beneficiary's) consent; (ii) shall not affect deferrals or elections to defer theretofore made, unless otherwise expressly provided in this Plan or in deferrals previously made; and (iii) shall not affect the authority of the Board to interpret, construe, administer, make determinations and amend the Plan. Dividends shall continue to be credited to a Non-Employee Director's Deferred Shares Account in accordance with Section 7.4 hereof until all shares in such account have been paid to such Non-Employee Director, notwithstanding the prior termination of this Plan.

                           ARTICLE 9.
                    MISCELLANEOUS PROVISIONS

9.1 Share Restrictions. The Board, in its sole discretion, may require each Non-Employee Director to hold all shares of Common Stock acquired pursuant to the exercise of an option under the Plan for six months after receipt of the shares. The Board may also impose such other restrictions on the transfer of shares as it deems advisable, including, without limitation, restrictions pursuant to the Federal securities laws or any blue sky or other state securities laws, or under the requirements of any stock exchange upon which such shares of Common Stock are then listed.
9.2 Investment Representation. Each Option Agreement shall provide that, upon demand by the Board, the Optionee (or his beneficiary) shall deliver to the Company at the time an Option, or any portion of an Option, is exercised, a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and/or that the Optionee will comply with such restrictions as may be necessary to satisfy the requirements of the Federal or state securities law. Likewise, in conjunction with each election under Section 7.1 or 7.2 to receive or defer shares in lieu of cash, Non-Employee Directors shall, upon Board request, deliver to the Company a written representation that the shares to be acquired pursuant to such election are to be acquired for investment and not for resale or with a view to the distribution thereof and/or that the Non-Employee Director will comply with such restrictions as may be necessary to satisfy the requirements of the Federal or state securities law. Delivery of any representation required by this section shall be a condition precedent to the right of the Optionee, purchaser or any beneficiary to purchase any shares of Common Stock under this Plan.
9.3 Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals as may be required by any government or regulatory agency. The Company shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable,
     (b) the listing of such shares on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or qualification of such shares under any Federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.
9.4 Designation of Beneficiary. Each Non-Employee Director may, from time to time, designate any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his death prior to his receipt of all of such benefits. Each designation shall revoke all prior designations, shall be in the form prescribed by the Board, and will be effective only when filed by the Non-Employee Director with the Board. In the absence of any such designation, any benefits remaining unpaid at the time of the Non-Employee Director's death shall be paid to his estate.
9.5 No Rights to Continued Service on the Board. Neither the action of the Company in establishing the Plan, nor the granting of Options pursuant to the Plan shall be construed as (i) limiting any right which either the shareholders of the Company or the Board may have to remove from the Board any person to whom an Option has been granted under this Plan, (ii) creating any obligation on the part of the Board to nominate any Non-Employee Director for re-election, or
     (iii) evidencing any agreement, express or implied, that a Non-Employee Director has a right to continue as such for any specified period of time or at any particular rate of compensation.
9.6 Headings. Any headings preceding the text of the sections of this Plan are inserted for convenience of reference only, and shall neither constitute a part of this Plan nor affect its meaning, construction, or effect.
9.7 Governing Law. All rights under this Plan shall be governed by and construed in accordance with the internal laws (and not the laws relating to conflicts of laws) of the State of Connecticut.
9.8 Pronouns. The use of the masculine gender shall be extended to include the feminine gender wherever appropriate.